                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12


                                Bionutrics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                BIONUTRICS, INC.
                        2425 E. CAMELBACK ROAD, SUITE 650
                             PHOENIX, ARIZONA 85016

          -------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       FOR THE YEAR ENDED OCTOBER 31, 1997
                          TO BE HELD ON MARCH 26, 1998

          -------------------------------------------------------------

         The Annual Meeting of Stockholders of Bionutrics, Inc., a Nevada corporation (the "Company"), will be held at 2:00 p.m. (local time), on March 26, 1998, at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona 85016, for the following purposes:

         1. To elect three directors for a three-year term expiring in 2001.

         2. To approve an amendment to the 1996 Stock Option Plan (the "1996 Plan") to increase the shares of the Company's Common Stock that may be issued pursuant to the 1996 Plan to 2,850,000 shares from 1,900,000 shares.

         3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending October 31, 1998.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on February 11, 1998 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                             Sincerely,

                                             George E. Duck, Jr.
                                             Secretary

Phoenix, Arizona
February 27, 1998

                                BIONUTRICS, INC.
                        2425 E. CAMELBACK ROAD, SUITE 650
                             PHOENIX, ARIZONA 85016

          -------------------------------------------------------------

                                 PROXY STATEMENT
          -------------------------------------------------------------

                            VOTING AND OTHER MATTERS

GENERAL

         The enclosed proxy is solicited on behalf of Bionutrics, Inc., a Nevada corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. (local time), on March 26, 1998 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona 85016.

         These proxy solicitation materials were first mailed on or about February 27, 1998, to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

         Stockholders of record at the close of business on February 11, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 17,905,588 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required: (i) to elect three directors for a three-year term expiring in 2001; (ii) to amend the 1996 Stock Option Plan (the "1996 Plan") to increase the shares of the Company's Common Stock that may be issued pursuant to the 1996 Plan to 2,850,000 shares from 1,900,000 shares; and (iii) to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending October 31, 1998.

         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

         When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted: (i) "for" the election of the nominees set forth in this Proxy Statement; (ii) "for" the amendment to the 1996 Plan to increase the shares of the Company's Common Stock that may be issued pursuant to the 1996 Plan to 2,850,000 shares from 1,900,000 shares; and (iii) "for" the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending October 31, 1998.

REVOCABILITY OF PROXIES

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

SOLICITATION

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

         The 1997 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials. The information contained in the "Report of the Compensation Committee of the Board of Directors" below and "Company Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Company will provide, without charge to each stockholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K/A for the year ended October 31, 1997, as filed with the SEC. Any exhibits listed in the Form 10-K/A report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                              SECURITY OWNERSHIP OF
                        PRINCIPAL STOCKHOLDERS, DIRECTORS
                          AND NAMED EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to beneficial ownership of the Common Stock on February 11, 1997 by: (i) each director and each nominee for director; (ii) the Named Executive Officers (as defined herein) set forth in the Summary Compensation Table under the section entitled "EXECUTIVE COMPENSATION;" (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                         AMOUNT
                                                      BENEFICIALLY
                                                         OWNED
NAME OF BENEFICIAL OWNER                                (1) (2)          PERCENT
--------------------------------------------------------------------------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Ronald H. Lane, Ph.D.(3) ......................       3,885,252            21.7%
George E. Duck, Jr.(4) ........................          16,667               *
D. Michael Wells(5) ...........................         434,883             2.4
Stephen H. Friedman(6) ........................          50,000               *
Steven Chabre .................................               0               *
Richard M. Feldheim(7) ........................         937,515             5.2
Ian R. Ferrier, M.D., Ph.D.(8) ................         190,248             1.1
Steve Henig, Ph.D.(9) .........................         673,999             3.8
C. Everett Koop, M.D., Sc.D.(10) ..............         203,333             1.1
William McCormick(11) .........................         827,500             4.6
Milton Okin(12) ...............................         547,583             3.1
Frederick B. Rentschler(13) ...................         189,425             1.1
Winston A. Salser, Ph.D.(14) ..................         900,360             5.0

Executive officers and directors as a group
  (16 persons) ................................       8,712,142            45.5%

OTHER 5% STOCKHOLDERS:

Lipogenics, Inc.(15) ..........................       1,202,886             6.7%
Bali Holdings LLC(16) .........................       1,400,000             7.8%

*Denotes less than a 1% interest in the Company

(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power and with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes shares of Common Stock issuable to the identified person pursuant to stock options or warrants that may be exercised within 60 days after February 11, 1997. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other stockholders.

(3) Represents shares held of record by R.H. Lane Limited Partnership of which Dr. Lane is a general partner. He shares voting power over these shares with Richard M. Feldheim, a general partner. Dr. Lane disclaims beneficial ownership of 686,000 shares held by such partnership for the benefit of other partners and 900,000 shares held by the partnership for the benefit of his wife. Includes 253,333 shares of Common Stock issuable upon exercise of stock options.

(4) Includes 16,667 shares of Common Stock issuable upon exercise of stock options.

(5) Includes 36,667 shares of Common Stock issuable upon exercise of stock options.

(6) Includes 50,000 shares of Common Stock issuable upon exercise of stock options.

(7) Includes 133,280 shares held of record by Millrich Corporation, a company controlled by Mr. Feldheim, 19,826 shares held of record by Abby's, Inc., a corporation controlled by Mr. Feldheim, 395,076 shares held of record by the R. M. Feldheim Limited Partnership of which Mr. Feldheim is the general partner, and 386,000 shares held by R.H. Lane Limited Partnership of which Mr. Feldheim is a general partner. Does not include 3,245,919 shares held by R.H. Lane Limited Partnership for the benefit of other partners. He shares voting power over the shares held by Millrich Corporation, Abby's, Inc. and R.H. Lane Limited Partnership. Includes 3,333 shares of Common Stock issuable upon exercise of Stock Options.

(8) Includes 25,000 shares held by Mr. Ferrier's wife, of which he disclaims beneficial ownership. Also includes 75,966 shares held by Bogart Delafield Ferrier, Inc. over which Mr. Ferrier shares voting power. Includes 3,333 shares of Common Stock issuable upon exercise of Stock Options.

(9) Represents 560,522 shares and 110,144 shares issuable upon exercise of an option held by Hunt-Wesson, Inc., of which Mr. Henig disclaims beneficial ownership. Includes 3,333 shares of Common Stock issuable upon exercise of Stock Options.

(10) Includes 183,333 shares of Common Stock issuable upon exercise of Stock Options.

(11) Includes 550,000 shares issuable upon exercise of warrants. Also includes 50,000 shares held by Mr. McCormick's wife and 25,000 shares held by Mr. McCormick's minor children, of which shares he disclaims beneficial ownership. Also includes 3,333 shares of Common Stock issuable upon exercise of Stock Options.

(12) Includes 3,333 shares of Common Stock issuable upon exercise of Stock Options.

(13) The shares are held of record by the Frederick B. Rentschler Trust. Includes 3,333 shares of Common Stock issuable upon exercise of Stock Options.

(14)     Includes 114,300 shares held by the Salser Partnerships Nos. 1, 2, and
         3. Mr. Salser shares voting power with respect to these shares with other family members. Also includes 3,333 shares of Common Stock issuable upon exercise of Stock Options.

(15) The address of Lipogenics is 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016. Lipogenics is a wholly owned subsidiary of the Company, and as such for consolidation purposes these shares are classified as treasury shares.

(16) The address of Bali Holdings LLC is 970 Douglas Road, Batavia, Illinois 60510. The members of the management committee are three U.S. citizens residing in Illinois and Connecticut. A member of the limited liability company includes John R. Palmer, an executive officer of the Company.

                           PROPOSAL TO ELECT DIRECTORS

NOMINEES

         The Company's Restated Articles of Incorporation provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Presently, the number of directors is fixed at ten and that number of directors is divided into three classes, with one class standing for election each year for three-year terms. The Board of Directors has nominated Ronald H. Lane, Ph.D., Michael Wells, and William M. McCormick for re-election as Class I directors for three-year terms expiring in 2001 or until their respective successors are elected and qualified. The terms of the initial Class I directors are to expire in 1997 or until their successors are duly elected and qualified. The Board of Directors is not proposing a nominee for a fourth Class I director. Accordingly, after the election of directors, a vacancy will exist on the Board of Directors, which, as with all other vacancies, may be filled by a vote of a majority of the directors then in office. The Annual Meeting for the election of directors is held in the calendar year immediately following the fiscal year end.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. In the event that any of the nominees is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

         The Board of Directors recommends a vote "For" the nominees named herein.

         The following table sets forth certain information regarding the directors and nominees for directors of the Company:

                                                                                                                TERM
                  NAME                        AGE                          POSITION                            EXPIRES
                  ----                        ---                          --------                            -------
Ronald H. Lane, Ph.D.(2)                      53       Chairman of the Board, Chief Executive                   1997
                                                       Officer and President

D. Michael Wells(2)                           48       President of Nutrition Technology                        1997
                                                       Corporation and Director

William M. McCormick(2)                       57       Director                                                 1997

Richard M. Feldheim(3)                        57       Director                                                 1998

Steve Henig, Ph.D.(1)(4)                      55       Director                                                 1998

C. Everett Koop, M.D., Sc.D.                  81       Director                                                 1999

Milton Okin(2)                                82       Director                                                 1999

Frederick Rentschler(1)(4)                    58       Director                                                 1999

Winston A. Salser, Ph.D.                      58       Director                                                 1998

(1)      Member of the Compensation Committee.

(2)      Member of the Executive Committee.

(3)      Member of the Audit Committee.

(4)      Member of the Senior Committee.

         RONALD HOWARD LANE, PH.D. has served as Chairman of the Board, Chief Executive Officer and President of the Company since December 1994 and its predecessor, NutraGenics (Delaware) since April 1994 and served as President and Chief Executive Officer of LipoGenics from July 1992 to October 1997. Dr. Lane received a Ph.D. and post-doctorate NIH fellowship from the University of Wisconsin (Madison) in Neurophysiology and is responsible for directing Bionutrics' corporate development and growth. Dr. Lane spearheaded the development of the technology at LipoGenics and has been employed previously with Norcap Financial Corporation, The National Western Group, Inc. (an investment company), and Taylor Pierson Corporation.

         D. MICHAEL WELLS has served as President of Nutrition Technology Corporation since November 1996. He also has served as director of the Company and its predecessor NutraGenics (Delaware) since December 1994 and served as Secretary and Treasurer of the Company and NutraGenics (Delaware) from April 1994 to October 1996. Mr. Wells served as a director of LipoGenics from July 1992 until October 1996. He served as General Manager of Zapata Protein (USA), Inc. from 1995 to 1996 and is an inventor of portions of the technology. Mr. Wells was previously employed by Riviana Foods, Inc. of Houston, Texas as a General Manager of their Abbeville, Louisiana rice milling operations. Mr. Wells received a B.S. in chemistry from Southeastern Oklahoma State University and undertook graduate work in physical organic chemistry at East Texas State University. Previously, Mr. Wells was employed as Director of Technical Affairs for Conway Oil and Division Quality Assurance Manager for Safeway Stores, Inc., which included new product development management.

         WILLIAM M. MCCORMICK has been a member of the Board of Directors since May 1996. Mr. McCormick was President and Chief Executive Officer of PennCorp Financial Group, Inc., a NYSE company, from 1990 to 1995 and was a director from 1990 until 1997. Prior thereto, Mr. McCormick was employed by the American Express Company. His titles ranged from Senior Vice President Finance, Systems & Operations of the American Express International Banking Corporation to President of American Express' Travel Related Services Company. Mr. McCormick then spent five years as Chairman and CEO of Fireman's Fund Insurance. After graduating from Yale, Mr. McCormick spent his early years in investment banking and management consulting with Donaldson, Lufkin & Jenrette and McKinsey & Company, Inc., respectively.

         RICHARD M. FELDHEIM has been a director of the Company since October 1995. He served as a director, Secretary and Chief Financial Officer of LipoGenics from July 1992 until October 1996. Mr. Feldheim has served as Chairman and Co-Chief Executive Officer of Abby's, a restaurant chain in Oregon since 1991. He was in private place as a lawyer prior thereto, has previously been employed with Goldman Sachs & Co.; Donaldson, Lufkin & Jenrette; J. Aron Company; and Price Waterhouse, and was President of Norcap Financial Corporation. Mr. Feldheim received a B.S., B.A., a Master's Degree in Accounting, and a J.D. from the University of Arizona, as well as an LL.M. in Taxation from New York University. He is a Certified Public Accountant.

         STEVE HENIG, PH.D. has been a member of the Board of Directors since October 1995 and served as a director of LipoGenics from August 1992 until October 1996. He has served as Senior Vice President of Technology and Marketing Services for Hunt-Wesson, Inc. since 1992. He joined Hunt-Wesson in 1983 as Vice President of Research and Development. His previous position was Vice President of Corporate Research & Development and Corporate Engineering for Land O'Lakes, Inc. in Minneapolis, Minnesota. Prior to that he held positions with Pillsbury Company and General Foods Corporation. Dr. Henig received his Bachelor of Science Degree in Chemical Engineering and a Master of Science Degree in Food and Biotechnology from the Technion-Israel Institute of Technology. He earned his Ph.D. Degree in Food Science from Rutgers University, New Brunswick, New Jersey.

         C. EVERETT KOOP, M.D., SC.D. is the former Surgeon General of the United States and has been a member of the Board of Directors since October 1995. Dr. Koop's past and present committee and board of director elections include the World Health Organization, Pan American Health Organization, American College of Surgeons, National Library of Medicine, Association of Military Surgeons of the United States, Biopure Corporation, Neurocrine, Aprex, and the Carnegie Council. Faculty appointments include Professor of Pediatrics at University of Pennsylvania School of Medicine, Elizabeth DeCamp McInery Professor, Dartmouth, Senior Scholar of C. Everett Koop Institute at Dartmouth, and Distinguished Scholar at Carnegie Foundation for the Advancement of Teaching. Dr. Koop's hospital and administrative appointments include President of the Children's Hospital of Philadelphia and Pediatric Surgical Consultant of the U.S. Naval Hospital of Philadelphia. Dr. Koop received an M.D. at Cornell University Medical College and a Sc.D. from the University of Pennsylvania (Medicine).

         MILTON OKIN has been a member of the Board of Directors since October 1995. Mr. Okin has many years of diet and health food development experience, having created Weight Watchers low calorie foods that he subsequently sold to Weight Watchers International. Mr. Okin developed a unique all natural Vitamin C from acerola berry grown in plantations in Puerto Rico and Florida. The acerola operation was sold to Booker McConnell Ltd. of England in 1978. Mr. Okin has owned and operated a chain of health food related retail stores including outlets in Sears Roebuck and Company, and presently owns a mail order vitamin and health products business in Hastings, N.Y. Mr. Okin is a biochemist graduate of New York City College with graduate research at Mount Sinai Hospital in lipids, cholesterol and vitamins.

         FREDERICK B. RENTSCHLER has been a member of the Board of Directors since October 1995 and served as a director of LipoGenics from January 1993 until October 1996. He is Chairman of the Board of the Salk Institute in La Jolla, California. He serves on the board of directors and compensation committee of International Game Technology, a NYSE company. He served as President and Chief Executive Officer of Beatrice Companies from 1987 to 1990, having completed a leveraged buyout of Beatrice Companies in 1986 with the firm of Kohlberg, Kravis, Roberts & Company. Prior to Beatrice, Mr. Rentschler was employed as President/Chief Executive Officer of Armour-Dial and subsequently had the same responsibility at Hunt-Wesson. Following his retirement from Beatrice, he served as President/Chief Executive Officer of Northwest Airlines and remains on their Board of Directors. Mr. Rentschler's current affiliations in addition to the Salk Institute include: ESCAgenetics Corporation, Woods Hole Oceanographic Institution (Massachusetts), and Hamilton Foundry and Machine Company. In addition, he is President of the Heard Museum National Advisory Board (Arizona), and a member of the Alumni Board of Vanderbilt University and Advisory Board of Canned Foods, Inc. (California). Mr. Rentschler received his B.A. in Economics and History from Vanderbilt University and MBA from Harvard Business School.

         WINSTON A. SALSER, PH.D. has served as a member of the Board of Directors since October 1995, served as a director of LipoGenics from August 1992 until October 1996 and is Chairman of Bionutrics' Scientific Advisory Board. Dr. Salser has been a Professor of Molecular Biology at the University of California, Los Angeles since 1968. Dr. Salser was the founding President of Amgen, Inc. and formed its Scientific Advisory Board. He received a B.S. from the University of Chicago in physics, a Ph.D. from the Massachusetts Institute of Technology in molecular biology, and was a Helen Hay Whitney Foundation Postdoctoral Fellow.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. As of February 11, 1998, the Board of Directors had appointed the following standing committees: a Compensation Committee; an Executive Committee; an Audit Committee; and a Senior Committee.

         Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee also reviews the succession planning for key executive personnel, monitors employee relations issues and oversees senior management structure. The Committee held three meetings during the fiscal year ended October 31, 1997.

         Executive Committee. The Company's Executive Committee held four meetings during the fiscal year ended October 31, 1997. The Executive Committee acts as a liaison between management and the Board of Directors. At times the Board of Directors empowers the Executive Committee to take certain actions on behalf of the Board of Directors between regularly scheduled meetings.

         Audit Committee. The Company's Audit Committee held one meeting during the fiscal year ended October 31, 1997. The Audit Committee reviews the annual financial statements and significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year.

         Senior Committee. The Senior Committee's function is to administer the 1996 Plan. The 1996 Plan requires that the Senior Committee be comprised of two or more disinterested directors. The Senior Committee held three meetings during the fiscal year ended October 31, 1997.

         The Board of Directors of the Company held a total of seven meetings during the fiscal year ended October 31, 1997. Dr. C. Everett Koop attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he was a member.

DIRECTOR COMPENSATION AND OTHER INFORMATION

         The Company pays all of its Board members a fee of $1,000 plus reimbursement for expenses for each Board meeting attended. No options were granted to members of the Board of Directors for the fiscal year ended October 31, 1997.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table sets forth the total compensation received for services rendered in all capacities to the Company for the fiscal years ended October 31, 1996 and 1997 by the Company's Chief Executive Officer, and its four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 (together the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                    Long-Term Compensation
                                                                                              --------------------------------
                                                   Annual Compensation                                      Awards
                                     --------------------------------------------------       --------------------------------
                                                                                              Restricted
                                                                              Other Annual      Stock     Securities   All Other
Name and                                                                      Compensation     Award(s)   Underlying  Compensation
Principal Position                     Year      Salary ($)     Bonus($)        ($)(1)           ($)      Options (#)    ($)(2)
------------------                   --------    --------       --------       --------       --------    --------    --------
Ronald H. Lane, Ph.D
Chief Executive Officer and              1997    $202,296       $250,000(3)          --             --          --    $  4,000
President .......................        1996    $211,756       $250,000       $167,884(4)          --     760,000          --

George E. Duck, Jr.(5)
Vice President of Finance,               1997    $125,962       $ 31,490(3)          --             --      25,000    $ 39,329
Secretary and Treasurer .........        1996    $  5,208       $ 20,000             --             --      50,000          --

Stephen H. Friedman
Executive Vice President,                1997    $199,903(3)    $ 54,979(3)          --             --          --    $ 23,500
Bionutrics Health Products, Inc.         1996    $ 74,100(6)    $ 22,917             --             --     150,000          --

D. Michael Wells
President of Nutrition Technology        1997    $150,000       $ 37,500(3)          --             --          --    $  4,000
Corporation .....................        1996    $ 15,000(6)          --             --             --     110,000          --

Steven Chabre(7)                         1997    $ 93,269       $ 23,317(3)          --             --     200,000    $ 45,045
President of Bionutrics Health           1996          --             --             --             --          --          --
Products, Inc. ..................

(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers except as noted.

(2) Represents moving expenses except as to Dr. Lane and Mr. Wells, in which case directors' fees.

(3) Represents accrued but not yet paid bonuses except for Mr. Friedman of which $27,896 is accrued but not yet paid.

(4) Reflects a promissory note in the amount of $147,000 and accrued interest owed to the Company by Dr. Lane that was converted to compensation.

(5)      Mr. Duck joined the Company in October 1996.

(6) Includes consulting fees for services performed prior to joining the Company.

(7) Mr. Chabre served as President of Bionutrics Health Products, Inc. until January, 1998 and remains as a consultant with the Company.

OPTION GRANTS

         The following table represents the options granted to the Named Executive Officers in the last fiscal year and the value of such options.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      Individual Grants
                                        -----------------------------------------                 Potential Realizable
                                                            %                                       Value at Assumed
                                         Number of       of Total                                Annual Rates of Stock
                                        Securities       Options                                 Price Appreciation for
                                        Underlying      Granted to    Exercise or                   Option Term(1)
                                          Options      Employees in   Base Price   Expiration   -----------------------
                                        Granted(#)      Fiscal Year      ($/Sh)       Date        5% ($)       10% ($)
                                        ----------      ----------    ----------   ----------   ----------   ----------
George E. Duck, Jr ..................       25,000(1)         4.36%      $8.75       10/24/02    $ 60,437    $  133,549

Steven Chabre .......................      200,000(1)        34.90%      $9.13        6/13/02    $504,490    $1,114,791

(1) The options granted vest ratably over three years, commencing on the first anniversary of the applicable grant date.

(2) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved.

OPTION AND HOLDINGS

         The following table represents certain information respecting the options held by the Named Executive Officers.

                          FISCAL YEAR-END OPTION VALUES

                                Number of Securities             Value of Unexercised
                               Underlying Unexercised           In-the-Money Options
                           Options at Fiscal Year-End (#)     at Fiscal Year-End ($)(1)
                           ---------------------------       ---------------------------
Name                       Exercisable      Unexercisable    Exercisable      Unexercisable
----                       ----------       ----------       ----------       ----------
Ronald H. Lane, Ph.D ...      253,333          506,667       $  696,666       $1,393,334

George E. Duck, Jr .....       16,667           58,333           45,834           91,666

Stephen H. Friedman ....       50,000          100,000          137,500          275,000

D. Michael Wells .......       36,667           73,333          100,834          201,666

Steven Chabre ..........           --          200,000               --               --

(1) Calculated based on $7.75, which was the closing sales price of the Common Stock as quoted on the Nasdaq Bulletin Board on October 31, 1997 multiplied by the number of applicable shares in-the-money less the total exercise price.

EMPLOYMENT AGREEMENTS

         As of January 6, 1997, the Company entered into an Employment Agreement (the "Agreement") with Mr. Stephen Friedman. The Agreement will expire on January 5, 1999. Unless the Company terminates the Agreement by giving written notice to Mr. Friedman not less than six months prior to January 5, 1999, the Agreement will automatically renew for an additional two years through January 5, 2001. Subject to annual review by the Board of Directors, the Agreement provides for a base salary of $200,000 and entitles Mr. Friedman to participate in the 1996 Stock Option Plan and other generally available benefit programs. Subject to approval of the Board, Mr. Friedman will receive an annual bonus of up to 25% of his base salary.

         The Agreement contains certain restrictive covenants pursuant to which Mr. Friedman has agreed not to compete with the Company or to solicit any clients or employees of the Company for a period of one year after his employment ceases. In the event that the Company terminates Mr. Friedman's agreement without cause, as such term is defined in the Agreement, Mr. Friedman shall be entitled to a severance payment in the amount of $50,000 payable within 30 days after the date on which his employment terminates. In the event that the agreement is terminated for cause, Mr. Friedman shall not be entitled to any severance or continued benefits under the Agreement.

         Mr. Friedman's Employment Agreement also contains a "change of control" provision that provides that in the event his services are terminated as a result of a "change of control," any unvested options to acquire the Company's Common Stock will immediately vest and become exercisable notwithstanding the provisions of the options. The term "change in control" shall be deemed to have occurred if and when (i) certain persons, acting alone or in concert with others, acquire beneficial ownership of 15% or more of the combined voting power of the Company's outstanding voting securities unless approved by a certain number of non-affiliated Board members or shareholders; (ii) during the period of the Agreement, individuals who, at the beginning of such period, constituted the Board of Directors, cease to constitute the majority thereof (unless any new Board members are unanimously approved by the Board members then still in office); (iii) certain reorganizations, mergers, consolidations, liquidations, or sales of all or substantially all the Company's assets occur unless consented to by the Board of Directors; or (iv) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control the Company and such offer is consummated for the ownership of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding voting securities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended October 31, 1997, the Company's Compensation Committee consisted of Messrs. Frederick Rentschler and Steve Henig. Mr. Henig serves as an executive officer of Hunt-Wesson, a shareholder of the Company that holds an option granted in 1992 to purchase 110,144 shares of the Company's Common Stock for an aggregate of $150,000.

             PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK OPTION PLAN

         The Board of Directors has approved a proposal to amend the Company's 1996 Stock Option Plan, subject to approval by the Company's stockholders. The amendment to the 1996 Plan will increase the number of shares of Common Stock which may be issued pursuant to the 1996 Plan to 2,850,000 from 1,900,000 shares. The Board of Directors recommends a vote "For" the proposed amendment to the 1996 Plan.

         The 1996 Plan is intended to promote the interests of the Company by providing key employees, including officers and directors, consultants and other independent contractors who provide valuable services to the Company with the opportunity to acquire, or otherwise increase, their proprietary interest in the Company as an incentive to remain in service to the Company. Presently, the number of shares of Common Stock with respect to which options may be issued under the 1996 Plan is 1,900,000. Through October 31, 1997, the Company has granted options covering 1,794,433 shares of Common Stock previously reserved for issuance under the 1996 Plan.

1996 STOCK OPTION PLAN

GENERAL

         The 1996 Plan is a Grant Program. The Grant Program provides for the granting of options to acquire Common Stock of the Company ("Options"), the direct granting of the Common Stock of the Company ("Stock Awards"), the granting of stock appreciation rights ("SARs"), or the granting of other cash awards ("Cash Awards") (Stock Awards, SARs and Cash Awards are collectively referred to herein as "Awards"). Options and Awards under the 1996 Plan may be issued to executives, key employees, and others providing valuable services to the Company and its subsidiaries. The Options issued may be incentive stock options or nonqualified stock options. The Company believes that the Grant Program represents an important factor in attracting and retaining executives and other key employees and constitutes a significant part of the compensation program for employees.

         If any change is made in the stock subject to the 1996 Plan, or subject to any Option or SAR granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the 1996 Plan and the number of shares and exercise price per share of stock subject to outstanding Options. An optionholder will not have any of the rights of a stockholder with respect to optioned shares until such holder exercises the Option.

ELIGIBILITY AND ADMINISTRATION

         Options and Awards may be granted only to persons ("Eligible Persons") who at the time of grant are either (i) key personnel (including officers and directors) of the Company or subsidiaries of the Company, or (ii) consultants and independent contractors who provide valuable services to the Company or to subsidiaries of the Company. Options that are incentive stock options may be granted only to key personnel of the Company (and its subsidiaries) who are also employees of the Company (or its subsidiaries).

         The Eligible Persons under the Grant Program are divided into two groups, and there will be a separate administrator (a "Plan Administrator") for each group. One group consists of Eligible Persons who are executive officers and directors of the Company and all persons who own 10% or more of the Company's issued and outstanding stock. The power to administer the Grant Program with respect to those persons may be vested either with the Board of Directors or with a committee comprised of two or more "Non-Employee Directors" (as such term is defined under Rule 16(b)(3)(i) promulgated under the 1934 Act) who are appointed by the Board (the "Senior Committee"). The Senior Committee, in its sole discretion, may require approval of the Board of Directors for specific grants of Options or Awards under the Grant Program. Members of the Senior Committee may participate in the Grant Program as permitted by the Rules. The second group consists of Eligible Persons who are not executive officers or directors of the Company and those who do not own 10% or more of the Company's issued and outstanding stock. The power to administrate the Grant Program with respect to the second group of Eligible Persons may be vested exclusively with the Board of Directors of the Company or with a committee of two or more directors. Each Plan Administrator will determine (a) which of the Eligible Persons in its group will be granted Options and Awards, (b) the amount and timing of such grant, and (c) such other terms and conditions as may be imposed by the Plan Administrator consistent with the 1996 Plan.

         To the extent that granted Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code of 1986, as amended (the "Code"). The maximum number of shares of stock with respect to which Options or Awards may be granted to any employee during the term of the 1996 Plan may not exceed 25% of the shares of stock covered by the 1996 Plan.

EXERCISE OF OPTIONS

         The expiration date, maximum number of shares purchasable and the other provisions of the Options, including vesting provisions and authorizing the grant of reload options, are established at the time of grant. Options may be granted for terms of up to 10 years. Options vest and thereby become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon the grant of the Options. However, a Plan Administrator has the discretion to provide for the automatic acceleration of the vesting of any Options or Awards granted under the Discretionary Grant Program in the event of a "Change in Control" (as defined in the 1996 Plan).

         The exercise prices of Options are determined by the Plan Administrator, but if the option is intended to be an incentive stock option, it may not be less than 100% (110% if the option is granted to a stockholder who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries) of the fair market value of the Common Stock at the time of the grant.

         Options or awards granted pursuant to the Grant Program may be assigned, encumbered or otherwise transferred by the optionholder or grantee if specifically allowed by the Plan Administrator upon the grant of such Option or Award. If any optionholder ceases to be employed by the Company for a reason other than death, such optionholder may, within three months after the termination of such employment, exercise some or all of the vested incentive stock options held by such employee. However, termination for cause terminates all Options held by such employee.

         Under the 1996 Plan, Options which are not incentive stock options and which are outstanding at the time an optionholder's service to the Company terminates will remain exercisable for such period of time thereafter as determined by the Plan Administrator at the time of grant of such Options. However, if the optionholder is discharged for cause, all Options held by such optionholder will terminate.

AWARDS

         The Plan Administrators also may grant Awards to Eligible Persons under the 1996 Plan. Awards may be granted in the form of SARs, Stock Awards or Cash Awards. Through October 31, 1997, no Stock Awards have been granted under the 1996 Plan.

         Awards granted in the form of SARs entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the award agreement to the market value of the Common Stock on the date first exercised or surrendered. The Plan Administrators may determine, consistent with the 1996 Plan, such terms, conditions, restrictions and limitations, if any, on any SARs.

         Awards granted in the form of Stock Awards entitle the recipient to receive Common Stock directly. Awards granted in the form of cash entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of the Common Stock or other securities of the Company. The Plan Administrators may determine such other terms, conditions and limitations, if any, on any Awards.

         The 1996 Plan provides that it is not intended to be the exclusive means by which the Company may issue options or warrants to acquire its Common Stock, stock awards or any other type of award. To the extent permitted by applicable law, the Company may issue any other options, warrants, or awards other than pursuant to the 1996 Plan without stockholder approval.

DURATION AND MODIFICATION

         The 1996 Plan will remain in force until October 31, 2006. The Board of Directors of the Company at any time may amend the 1996 Plan except that, without the approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company, the Board of Directors may not (i) increase, except in the case of certain organic changes to the Company, the maximum number of shares of Common Stock subject to the 1996 Plan, (ii) reduce the exercise price at which Options may be granted or the exercise price for which any outstanding Option may be exercised, (iii) extend the term of the 1996 Plan, (iv) change the class of persons eligible to receive Options or Awards under the 1996 Plan, or (v) materially increase the benefits accruing to participants under the 1996 Plan. In addition, the Board may not, without the consent of the optionholder, take any action that disqualifies any Option previously granted under the 1996 Plan for treatment as an incentive stock option or that adversely affects or impairs the rights of the optionholder of any outstanding Option. Notwithstanding the foregoing, the Board of Directors may amend the 1996 Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 under the 1934 Act without the consent of the stockholders of the Company.

REASONS FOR AND EFFECT OF THE PROPOSED AMENDMENT AND RESTATEMENT

         The Board of Directors believes that the approval of the proposed amendment to the 1996 Plan is necessary to achieve the purposes of the 1996 Plan and to promote the welfare of the Company and its stockholders generally. The Board of Directors believes that the proposed amendment to the 1996 Plan will aid the Company in attracting and retaining directors, officers and key employees and motivating such persons to exert their best efforts on behalf of the Company. In addition, the Company expects that the proposed amendment will further strengthen the identity of interest of the directors, officers and key employees with that of the stockholders.

FEDERAL INCOME TAX CONSEQUENCES FOR STOCK OPTIONS

         Certain options granted under the 1996 Plan will be intended to qualify as incentive stock options under Code Section 422. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted to him or her when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the option price generally will be treated as an item of preference in computing the alternate minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year after the date the shares were transferred to the optionholder, any gain realized upon disposition will be taxable to the optionholder as a capital gain. If the optionholder does not satisfy the applicable holding periods, however, the difference between the option price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

         Certain other options issued under the 1996 Plan, including options issued automatically to the non-employee members of the Board of Directors, will be nonqualified options. The income tax consequences of nonqualified options will be governed by Code Section 83. Under Code Section 83, the excess of the fair market value of the shares of the Common Stock acquired pursuant to the exercise of any option over the amount paid for such stock (hereinafter referred to as "Excess Value") must be included in the gross income of the optionholder in the first taxable year in which the Common Stock acquired by the optionholder is not subject to a substantial risk of forfeiture. In calculating Excess Value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the Excess Value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, the Company will be entitled to a federal income tax deduction in the same taxable year that the optionholder recognizes income. The Company will be required to withhold income tax with respect to income reportable pursuant to Code Section 83 by an optionholder. The basis of the shares acquired by an optionholder will be equal to the option price of those shares plus any income recognized pursuant to Code Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for one year from the date of the substantial risk of forfeiture lapsed, or, if a Section 83(b) election is made, one year from the date the shares were acquired.

                        COMPLIANCE WITH SECTION 16 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended October 31, 1997, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year or prior fiscal years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         C. Everett Koop, M.D., entered into an agreement with the Company on October 31, 1995 to serve on the Board of Directors of the Company and in return, received options exercisable within three years to purchase 180,000 shares of the Company's restricted Common Stock at a price of $1.50 per share.

         In consideration for consulting services rendered or to be rendered to the Company, William M. McCormick, a director, was granted a warrant in May 1996 for the purchase of 200,000 shares of restricted common stock at the price of $2.50 per share. He also was granted unvested warrants for the purchase of 400,000 shares that become exercisable at the rate of 50,000 shares per quarter commencing in August 1996 and ending May 1998. The exercise price of such warrants is $2.50 per share for the first 100,000 shares and $4.00 per share for the remaining 300,000 shares. All warrants have 10 year exercise periods upon becoming exercisable. Mr. McCormick's responsibilities under the consulting arrangement are assisting the Company in raising capital, representing the Company with investors and brokerage firms and assisting in the development of the Company.

         The shareholders of LipoGenics approved a merger of a wholly owned subsidiary of Bionutrics with and into LipoGenics wherein LipoGenics survived the merger and became a wholly owned subsidiary of Bionutrics. The consideration paid by Bionutrics in the merger was 2,092,743 restricted shares of Common Stock of Bionutrics. The shareholders of LipoGenics received the shares of Bionutrics in a nontaxable exchange. The effect of the merger ended the royalty obligations to LipoGenics under a License Agreement and resulted in Bionutrics acquiring full rights to the LipoGenics' technology. The merger was completed in October 1996. The directors of LipoGenics were directors of the Company at the time of the merger and all LipoGenics' shareholders were also shareholders of the Company. The directors of the Company who were directors of Lipogenics were Ronald Lane, Michael Wells, Richard Feldheim and Ian Ferrier. LipoGenics and the Company were under common control as a result of the December 1994 merger of the Company and NutraGenics (Delaware). NutraGenics (Delaware) was formed pursuant to a rights offering in April 1994 to all shareholders of LipoGenics.

         In June 1997, the Company issued 21,428 shares of restricted Common Stock at $7 per share to Dr. Salser, a director, as reimbursement for $149,996 in research expenses.

         In connection with a forward triangular merger of a subsidiary of Nutrition Technology with InCon on October 31, 1997, the Company issued a total of 1,400,000 shares of restricted Common Stock to the sole shareholder of InCon, a limited liability company one of whose members is John R. Palmer, an executive officer of the Company. Mr. Palmer has a beneficial interest in 180,000 of such shares and pursuant to his employment agreement is entitled to incentive compensation keyed to excess profits of InCon. Also in connection with the merger the Company acquired certain business opportunities and by license agreement certain technology of entities related to InCon. Under such license agreement, an affiliate of Mr. Palmer is entitled to royalties for the greater of five years or four years after the start of commercial production of the initial product.

         All future transactions, including any loans from the Company to its officers or directors, will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

OVERVIEW AND PHILOSOPHY

         The Company's Board of Directors has appointed a Compensation Committee (the "Committee") consisting entirely of non-management directors, which made decisions on compensation of the Company's executives during fiscal 1997. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company's values and is aligned with the Company's business strategy and goals.

         The Company's compensation program for executive officers consists primarily of base salary, bonus, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, which generally are available to all employees of the Company.

         The Company's philosophy is to pay base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that contribute to the long-term success of the Company in building stockholder value. Stock option grants are intended to result in minimal or no rewards if stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

         The Company follows a subjective and flexible approach rather than an objective or formulaic approach to compensation. Various factors (as discussed herein) receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended October 31, 1997, the Committee took into account, among other things, the financial results of the Company, the achievement of corporate and product development goals, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in similar industries.

BASE SALARY AND ANNUAL INCENTIVES

         Base salaries for executive positions are established relative to the Company's corporate and financial performance and comparable positions in similarly sized companies. From time to time, the Company may use competitive surveys and outside consultants to help determine the relative competitive pay levels. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Committee also will take into account individual experience and performance, salary levels relative to other positions with the Company, and specific needs particular to the Company. The Committee's evaluation of the above factors is subjective and the Committee does not assign a particular weight to any one factor.

         Annual incentive awards are based on the Company's financial performance and the efforts of its executives. Performance is measured based on the successful achievement of corporate and product development goals and on the achievement of personal goals. The Company awarded bonuses to its officers based on the Company's achievement of established milestones.

STOCK OPTION GRANTS

         The Company strongly believes in tying executive rewards directly to the long-term success of the Company and increases in stockholder value through grants of executive stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in the Company's Common Stock. The amount of options granted takes into account options previously granted to an individual. The Company granted options to acquire 25,000 and 200,000 shares of Common Stock to George E. Duck and Steven Chabre, respectively, during the year ended October 31, 1997.

OTHER BENEFITS

         Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Committee evaluates the various factors described above in evaluating the base salary and other compensation of Ronald Lane, the Company's President and Chief Executive Officer. The Committee's evaluation of Dr. Lane's base salary is subjective, with no particular weight assigned to any one factor. The Committee believes that Dr. Lane's base salary is competitive with the base salary paid to chief executive officers of comparable companies. Dr. Lane also was awarded a bonus for the fiscal year. The amount of the bonus was based on the Company's achievement of established milestones and for his efforts in furthering the corporate goals.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective in 1994, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

         The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m).

         Compensation Committee

         Frederick Rentschler
         Steve Henig

                            COMPANY PERFORMANCE GRAPH

         The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) the Common Stock; (ii) the Nasdaq Combined Composite Index (the "Index"); and (iii) the Nasdaq Pharmaceutical Index (the "Pharmaceutical Index").

         The graph assumes an investment of $100 in each of the Company's Common Stock, the Index, and the Pharmaceutical Index on October 31, 1995. The Company's shares were traded on the Nasdaq Bulletin Board during the period shown. The Company became a reporting company under Section 12 of the Exchange Act in March 1997. The graph covers the period from October 31, 1995 through October 31, 1997. Trading prior to October 31, 1995 was limited and reliable information is not available.

         The calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 10/31/95)


Total Return Analysis
                                   10/31/95       10/31/96       10/31/97
                                   --------       --------       --------
Bionutrics ...................       $100           $419           $388
Nasdaq Composite (US) ........       $100           $129           $130
Nasdaq Pharmaceutical ........       $100           $120           $133

Source: Carl Thompson Associates www.ctaonline.com (303) 494-5471. Data from Bloomberg Financial Markets

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1998 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending October 31, 1998, to be included in the proxy statement and form of proxy relating to such meeting, must be received by the Company no later than October 27, 1998.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                        Dated: February 27, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                BIONUTRICS, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of BIONUTRICS, INC., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated February 23, 1998, and hereby appoints Ronald H. Lane and George E. Duck, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of the Company, to be held on March 26, 1998, at 2:00 p.m., local time, at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona 85016, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. ELECTION OF DIRECTORS:

        [ ] FOR the three nominees listed below, except as indicated
        [ ] WITHHOLD AUTHORITY to vote for the three nominees listed below

  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

       Ronald H. Lane, Ph.D., D. Michael Wells, and William M. McCormick

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1996 STOCK OPTION PLAN (THE "1996 PLAN") TO INCREASE THE SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED PURSUANT TO THE 1996 PLAN TO 2,850,000 SHARES FROM 1,900,000 SHARES.

[ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1998.

[ ] FOR               [ ] AGAINST               [ ] ABSTAIN

and upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

                          (Continued on reverse side)

                         (Continued from reverse side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS; FOR THE AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                            A majority of such attorneys or
                                            substitutes as shall be present and
                                            shall act at said meeting or a
                                            adjournment of adjournments thereof
                                            (or if only one shall be present and
                                            act, then that one) shall have and
                                            may exercise all of the powers of
                                            said attorneys-in-fact hereunder.

                        --------------------------------------------------------
                                                         SIGNATURE

                        --------------------------------------------------------
                                                         SIGNATURE

                                            (This Proxy should be dated, signed
                                            by the stockholder(s) exactly as
                                            his or her name appears hereon, and
                                            returned promptly in the enclosed
                                            envelope. Persons signing in a
                                            fiduciary capacity should so
                                            indicate. If shares are held by
                                            joint tenants or as community
                                            property, both stockholders should
                                            sign.)